EXHIBIT 10.41

EXECUTION VERSION

WATERS CORPORATION

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

RE:

Note Purchase Agreement Dated as of May 12, 2016

and

$50,000,000 3.13% Senior Guaranteed Notes, Series I, due May 12, 2023

$160,000,000 3.44% Senior Guaranteed Notes, Series K due May 12, 2026

DATED AS OF FEBRUARY 12, 2019

TABLE OF CONTENTS

(Not a part of this First Amendment to Note Purchase Agreement)

SCHEDULE I — Name of Holders and Principal Amount of Notes

- i -

WATERS CORPORATION

34 MAPLE STREET

MILFORD, MA 01757

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

RE: Note Purchase Agreement dated as of May 12, 2016

and

$50,000,000 3.13% Senior Guaranteed Notes, Series I, due May 12, 2023

$160,000,000 3.44% Senior Guaranteed Notes, Series K due May 12, 2026

Dated as of February 12, 2019

To each of the holders (the “Noteholders”)

listed in Schedule I to this First

Amendment to Note Purchase Agreement

Ladies and Gentlemen:

Reference is made to (i) the Note Purchase Agreement dated as of February 1, 2010, by and among Waters Corporation, a Delaware corporation (the “Company”), and each of you (the “Agreement”), (ii) the $50,000,000 aggregate principal amount of 3.13% Series I Senior Guaranteed Notes due May 12, 2023 of the Company of which $50,000,000 is currently outstanding and (iii) the $160,000,000 aggregate principal amount of 3.44% Series K Senior Guaranteed Notes due May 12, 2026 of the Company of which $160,000,000 is currently outstanding (collectively, the “Notes”). Capitalized terms used in this First Amendment to Note Purchase Agreement (this “Amendment”) without definition shall have the meanings given such terms in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Agreement as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the Noteholders, this Amendment shall be effective, but only in the respects hereinafter set forth:

SECTION 1. AMENDMENTS TO AGREEMENT.

Section 1.1. Leverage Ratio. Section 10.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

Waters Corporation	First Amendment to Note Purchase Agreement

Section 10.9. Leverage Ratio.

(a) The Company will not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.50:1.00; provided that, following the completion of a Material Acquisition that, on a pro forma basis, giving effect to any related incurrence or repayment of Debt, would result in an increase in the Company’s Leverage Ratio, if the Company shall so elect by a notice delivered to the holders of Notes as of the last day of the fiscal quarter the Material Acquisition was consummated (a “Leverage Ratio Increase Election”), such maximum Leverage Ratio shall be increased to 4.00:1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Ratio Increase Period”), and in which event, the Company shall be obligated to pay the Incremental Interest Payment provided for in Section 10.9(c). The Company may terminate any Leverage Ratio Increase Period by a notice delivered to the holders of Notes, whereupon, on the last day of the fiscal quarter during which such notice is given and on the last day of each fiscal quarter thereafter until another Leverage Ratio Increase Period has commenced as provided in this Section, the maximum Leverage Ratio shall be 3.50:1.00. If a Leverage Ratio Increase Election shall have been made under this Section, the Company may not make another Leverage Ratio Increase Election unless, following the termination or expiration of the most recent prior Leverage Ratio Increase Period, the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company shall not have exceeded 3.50:1.00. Notwithstanding the foregoing, the Company shall not be permitted to make more than two Leverage Ratio Increase Elections during the term of this Agreement.

(b) If the Leverage Ratio exceeds 3.50 to 1.00 as permitted by Section 10.9(a), as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.50% (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.50 to 1.00. In the event such Officer’s Certificate evidencing that the Leverage Ratio is not more than 3.50 to 1.00 is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered.

(c) Within 10 Business Days of the delivery of an Officer’s Certificate pursuant to Section 7.2(a) evidencing that the Leverage Ratio exceeds 3.50 to 1.00, the Company shall pay to each holder of a Note the amount attributable to the Incremental Interest (the “Incremental Interest Payment”) which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest) as of the first day that Incremental Interest begins to accrue, (ii) 0.50% (to reflect the Incremental Interest) and (iii) 0.25% (to reflect that the Incremental Interest is payable quarterly). The Incremental Interest Payment, if any, shall be paid quarterly by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement.

Waters Corporation	First Amendment to Note Purchase Agreement

Section 1.2. Accounting Terms. Section 22.3(c) of the Agreement is amended and restated in its entirety to read as follows:

(c) Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2015 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. For the avoidance of doubt, the Company shall include relevant reconciliations in reasonable detail between GAAP in place at the applicable time to GAAP in place (related to such treatment of leases) for the fiscal year ended December 31, 2015 with respect to the applicable covenant compliance calculations contained in each certificate of Senior Financial Officer delivered pursuant to Section 7.2(a) during such period. Notwithstanding the foregoing, in the event that the Primary Credit Agreement is amended or modified with the effect that any provision (including but not limited to the leverage covenant contained therein) shall include a lease of property of a Person as lessee as debt for purposes of such provision (notwithstanding that such lease would not have been included as debt under GAAP as in effect on December 31, 2015), then such lease shall be included as a Capital Lease under this Agreement.

Section 1.3. Release of Guarantors. Section 22.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 22.9. Release of Guarantors. Notwithstanding any contrary provision herein or in the Notes or in any Guarantee Agreement, if the Company shall request the release under a Guarantee Agreement (x) of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement or (y) of any Subsidiary because such Subsidiary has become an Excluded Subsidiary, and, in other case, shall deliver to the holders of the Notes a certificate of a Responsible Officer to the effect that (i) such sale, other disposition or such designation of such Subsidiary as an Excluded Subsidiary will comply with the terms of this Agreement, (ii) such Subsidiary shall not be a guarantor or obligor under a Primary Credit Agreement or any note purchase agreement of the Company from time to time (“Note Purchase Agreement” together with the Primary Credit Agreement, the “Material Agreements”), and (iii) (A) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Agreement, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under the Material Agreements, (B) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (C) no amount is then due and payable under such Subsidiary Guaranty and (D) if in connection with such Subsidiary Guarantor being released and discharged under any Material Agreement any fee or other form of consideration is given to any holder of Indebtedness under such Material Agreement for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith. In the event of any such release, for purposes of Section 10.6, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Waters Corporation	First Amendment to Note Purchase Agreement

Section 1.4. Amendment to Defined Terms. Schedule B of the Agreement is hereby amended by added the following defined terms in alphabetic order to read as follows:

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Holdco” means a Subsidiary that has no material assets other than equity interests in one or more CFCs.

Section 1.5. Amendment to Defined Terms. The following definitions set forth in Schedule B of the Agreement are hereby amended by amending and restating in their entirety to read as follows:

“Excluded Subsidiary” means at any time (a) any Foreign Subsidiary, (b) any subsidiary of a Foreign Subsidiary (c) any Domestic Subsidiary that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more Foreign Subsidiaries, (d) any Subsidiary that is prohibited or restricted by applicable law from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization, (e) any special purpose securitization vehicle (or similar entity), (f) any Subsidiary that is not-for-profit organization, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Required Holders (confirmed in writing by notice to the Company), the cost or other consequences (including adverse tax consequences) of providing the Guarantee Agreement shall be excessive in view of the benefits to be obtained by the holders of Notes therefrom, (h) any other Subsidiaries acquired or organized after the date of Closing that, together with their own subsidiaries on a combined consolidated basis, shall not, individually or in the aggregate for all such Subsidiaries under this clause (h), have accounted for more than 5% of Consolidated Total Assets or more than 5% of the consolidated total revenues of the Company and the Subsidiaries at the end of, or for the period of four fiscal quarters ended with, the most recent fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 7.1(a) or (b) (or, prior to the delivery of any such financial statements, at the end of or for the period of four fiscal quarters ended March 31, 2016), and (i) any CFC Holdco.

“Guarantee Requirement” means, at any time, that the Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Excluded Subsidiary) existing at such time, shall have been delivered to the holders of the Notes and shall be in full force and effect; provided, however, that (a) in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the date of Closing, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Guarantee Agreement is executed by such Subsidiary, delivered to the holders of the Notes and in full force and effect no later than (i) 30 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement (or such later date

Waters Corporation	First Amendment to Note Purchase Agreement

as is permitted in the Primary Credit Agreement except that such later date shall in no event be more than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement) or (ii) such other date as the Required Holders may reasonably determine, but in any case no later than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement and (b) a Guarantor shall automatically be released from its obligations under the Guarantee Agreement (including any supplement referred to in Section 16 thereof) and no longer be subject to the Guarantee Requirement in the event that the Company complies with the requirements of Section 22.9 and delivers a written notice to the holders of the Notes certifying that such Guarantor is an Excluded Subsidiary.

“Guarantors” means each Person listed on Schedule C and each other Person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such Person; provided, however, that a Guarantor shall cease to be a Guarantor in the event such Person is released from its obligations under the Guarantee Agreement (including any supplement referred to in Section 16 thereof) as provided in clause (b) of the proviso of the definition of “Guarantee Requirement” or as provided in Section 6 of the Guarantee Agreement.

“Material Acquisition” means (a) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (b) the merger or consolidation of the Company with another corporation; provided that, in each case, the aggregate consideration therefor involves cash in the amount of $400,000,000 or more.

SECTION 2. CONDITIONS PRECEDENT.

This Amendment shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Effective Date”):

(a) Each Noteholder shall have received this Amendment, duly executed by the Company.

(b) The Required Holders shall have consented to this Amendment as evidenced by their execution thereof.

(c) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct as of the date of the execution and delivery of this Amendment and as of the Effective Date.

(d) Any consents or approvals from any holder or holders of any outstanding security or indebtedness of the Company and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Required Holders and their special counsel.

Waters Corporation	First Amendment to Note Purchase Agreement

(e) All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Required Holders and their special counsel, and the Required Holders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

(f) The Company shall have paid the fees, charges and disbursements of the Noteholders’ special counsel, Chapman and Cutler LLP, which fees, charges and disbursements are reflected in a statement of such special counsel delivered to the Company at the time of the execution and delivery of this Amendment.

(g) Simultaneous with the execution of this Amendment, the Company shall have enter into (i) that certain First Amendment to Note Purchase Agreement dated as of February 1, 2010 (“2010 NPA Amendment”), (ii) that certain First Amendment to Note Purchase Agreement dated as of March 15, 2011 (“2011 NPA Amendment”), (iii) that certain First Amendment to Note Purchase Agreement dated as of June 30, 2014 (“2014 NPA Amendment”; together with this Amendment, the 2010 NPA Amendment and 2011 NPA Amendment, collectively, the “NPA Amendments”), and (iv) that certain First Amendment to Credit Agreement dated as of November 30, 2017 among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement Amendment”).

(h) each holder of a Note shall have received an amendment fee in an amount equal to 0.05% of the outstanding principal amount of its Notes.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants that as of the date of execution and delivery of this Amendment and as of the Effective Date:

(a) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) The Company has the corporate power to own its property and to carry on its business as now being conducted.

(c) The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a Material Adverse Effect.

(d) This Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company, and this Amendment and the Agreement, as amended hereby, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

Waters Corporation	First Amendment to Note Purchase Agreement

(e) Before and after giving effect to this Amendment, there are no Defaults or Events of Default under the Agreement, as amended hereby.

(f) The execution, delivery and performance of this Amendment and the Agreement, as amended hereby, does not and will not result in a violation of or default under (A) the articles of incorporation or bylaws of the Company, (B) any agreement to which the Company is a party or by which it is bound or to which the Company or any of its properties is subject, (C) any order, writ, injunction or decree binding on the Company, or (D) any statute, regulation, rule or other law applicable to the Company.

(g) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment and the Agreement, as amended hereby.

(h) Other than this Amendment, there are no other amendments, modifications, supplements or waivers to the Agreement.

(i) The Noteholders listed on Schedule I to this Amendment are the holders of record of all outstanding Notes issued under the Agreement and set forth opposite their names in such Schedule is the correct outstanding principal amount of the Notes of such Noteholder.

(j) Other than the 0.05% amendment fee provided to the holders of Notes in connection with NPA Amendments, the Company or its affiliates have not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, required in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, in connection with the NPA Amendments or the Credit Agreement Amendment.

SECTION 4. MISCELLANEOUS.

Section 4.1. Except as amended herein, all terms and provisions of the Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement, as amended hereby.

Waters Corporation	First Amendment to Note Purchase Agreement

Section 4.3. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 4.5. This Amendment is expressly subject to Section 22.8 (Jurisdiction and Process; Waiver of Jury Trial) of the Agreement, which Section is incorporated herein and made applicable hereto by this reference.

Section 4.6. All warranties, representations, and covenants made by the Company herein will be considered to have been relied upon by the Noteholders and will survive the execution and delivery of this Amendment.

Section 4.7. This Amendment will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Amendment for the benefit of the Noteholders are intended in all cases, whether explicitly so stated or not, to be for the benefit of all holders, from time to time, of the Notes, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Amendment has been made by such Noteholder or its successors or assigns.

Section 4.8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Amendment.

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Waters Corporation	First Amendment to Note Purchase Agreement

The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

WATERS CORPORATION

By:
Name: John E. Lynch
Title: Vice President, Corporate Treasurer

Waters Corporation	First Amendment to Note Purchase Agreement

This foregoing Amendment is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC, its investment adviser

By
Name:	Brian P. McDonald
Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By
Name:	Brian P. McDonald
Title:	Managing Director

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY USA
By:	MetLife Investment Advisors, LLC, Its Investment Manager

Waters Corporation	First Amendment to Note Purchase Agreement

METROPOLITAN TOWER LIFE INSURANCE COMPANY, AS SUCCESSOR BY MERGER TO GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, Its Investment Manager

METLIFE INSURANCE K.K.
By:	MetLife Investment Advisors, LLC, Its Investment Manager

By:
Name: John Wills
Title: Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY, F/K/A METLIFE INSURANCE COMPANY USA,
By:	MetLife Investment Advisors, LLC, Its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY, F/K/A FIRST METLIFE INVESTORS INSURANCE COMPANY,
By:	MetLife Investment Advisors, LLC, Its Investment Manager

By:
Name: Judith Gulotta
Title: Managing Director

UNION FIDELITY LIFE INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, Its Investment Adviser

By:
Name: Frank Monfalcone
Title: Managing Director

Waters Corporation	First Amendment to Note Purchase Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name: Engin Okaya
Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc.,
as Sub-Adviser

By:
Name: Engin Okaya
Title: Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name: Engin Okaya
Title: Vice President

Waters Corporation	First Amendment to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	Nuveen Alternatives Advisors, LLC, its investment manager

By:
Name: Laura Parrott
Title: Senior Director

Waters Corporation	First Amendment to Note Purchase Agreement

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:
Name: Elena S. Unger
Title: Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By:
Name: Elena S. Unger
Title: Vice President

Waters Corporation	First Amendment to Note Purchase Agreement

THRIVENT FINANCIAL FOR LUTHERANS

By:
Name: William Hochmuth
Title: Managing Director

Waters Corporation	First Amendment to Note Purchase Agreement

PRIVATE PLACEMENT NOTE PAYMENT GRID

$50,000,000 3.13% SENIOR GUARANTEED NOTES, SERIES I, DUE MAY 12, 2023

NOTEHOLDER	OUTSTANDING PRINCIPAL BALANCE
The Northwestern Mutual Life Insurance Company	$30,000,000
Metropolitan Life Insurance Company	$2,500,000
Metropolitan Life Insurance Company	$2,000,000
Metropolitan Life Insurance Company	$500,000
MetLife Insurance K.K.	$2,500,000
MetLife Insurance K.K.	$2,500,000
Brighthouse Life Insurance Company	$3,000,000
Brighthouse Life Insurance Company	$5,000,000
Brighthouse Life Insurance Company of NY	$2,000,000
$50,000,000

SCHEDULE I

(to First Amendment to Note Purchase Agreement)

Waters Corporation	First Amendment to Note Purchase Agreement

$160,000,000 3.44% SENIOR GUARANTEED NOTES, SERIES K DUE MAY 12, 2026

NOTEHOLDER	OUTSTANDING PRINCIPAL BALANCE
Thrivent Financial for Lutherans	$25,000,000
The Northwestern Mutual Life Insurance Company	$9,200,000
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$800,000
Union Fidelity Life Insurance Company	$5,700,000
Metropolitan Life Insurance Company	$8,000,000
Metropolitan Life Insurance Company	$1,000,000
Metropolitan Tower Life Insurance Company	$700,000
MetLife Insurance K.K.	$1,000,000
MetLife Insurance K.K.	$1,000,000
Brighthouse Life Insurance Company	$2,100,000
Brighthouse Life Insurance Company	$500,000
The Prudential Insurance Company of America	$15,450,000
The Prudential Life Insurance Company, LTD	$19,000,000
Farmers New World Life Insurance Company	$5,500,000
Teachers Insurance and Annuity Association of America	$40,000,000
Jackson National Life Insurance Company	$11,250,000
Jackson National Life Insurance Company	$11,250,000
Jackson National Life Insurance Company of New York	$2,500,000
$160,000,000